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                                                                      Exhibit 22


                            QUAKER STATE CORPORATION

                                  Subsidiaries

       All of the following subsidiaries are 100% owned by Quaker State Corporation unless otherwise indicated:

                                                                       Jurisdiction of
              Name of Subsidiary                                        Incorporation
              ------------------                                       ---------------
Fort William Coal Dock Company, Ltd.                                   Ontario
Green Shield, Inc.                                                     Delaware
Lubricants, Inc.                                                       Arkansas
      Myatt-Brooks, Inc. (1)                                           Arkansas
           QS/Brooks Distribution Company (2)                          Tennessee
QS Holding Company                                                     Delaware
Quaker Oil Corporation                                                 Texas
Quaker State, Inc.                                                     Canada
Quaker State Investment Corporation                                    Delaware
      Freedom Freightways, Inc. (3)                                    Missouri
      McQuik's Oilube, Inc. (3)                                        Delaware
      QSE&P, Inc. (3)                                                  Delaware
      Q Lube, Inc. (3)                                                 Delaware
          Quaker State Minit-Lube Canada, Inc. (4)                     Ontario
              Minit-Lube Ontario, Inc. (5)                             Ontario
           Lubeco, Inc. (4)                                            Delaware
      The Valley Camp Coal Company (3)                                 Delaware
           Donaldson Mine Company (6)                                  West Virginia
           Kelley's Creek and Northwestern Railroad Company (6)        West Virginia
           Valley Camp Investment Company (6)                          Delaware
                 Elm Grove Coal Company (7)                            West Virginia
                 Valley Camp Coal Sales Company (7)                    Ohio
                 The Helen Mining Company (7)                          Pennsylvania
                 Kanawha and Hocking Coal and Coke Company (7)         West Virginia
                 Shrewsbury Coal Company (7)                           West Virginia
                 Valley Camp of Utah, Inc. (7)                         Utah
      Truck-Lite Co., Inc. (3)                                         New York
           T-L Automotive Industries, Inc. (8)                         Delaware
           Truck-Lite International, Inc. (8)                          Delaware
      Valley Camp, Inc. (3)                                            Canada
Quaker State Japan Co., Ltd.                                           Japan
Quaker State Oil Refining Corporation, B.V.                            Holland
Specialty Oil Company, Inc.                                            Delaware
      Myatt-Brooks, Inc. (9)                                           Arkansas
Westland Oil Company, Inc.                                             Louisiana

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(1)    50% owned by Lubricants, Inc.
(2)    50% owned by Myatt-Brooks, Inc.
(3)   100% owned by Quaker State Investment Corporation
(4)   100% owned by Q Lube, Inc.
(5)    50% owned by Quaker State Minit-Lube Canada, Inc.
(6)   100% owned by The Valley Camp Coal Company
(7)   100% owned by Valley Camp Investment Company
(8)   100% owned by Truck-Lite Co., Inc.
(9)    50% owned by Specialty Oil Company, Inc.


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